EXHIBIT 10

Amendment 2017-1
of
Campbell Soup Company
Severance Pay Plan for Salaried Employees

WHEREAS, Campbell Soup Company (the “Company”) previously established the Campbell Soup Company Severance Pay Plan for Salaried Employees, as amended (the “Plan”), primarily to assist former U.S. Salaried Employees while seeking other employment;

WHEREAS, pursuant to Article II, Section 2.2 of the Plan, the Chief Executive Officer of the Company is permitted to exclude certain subsidiaries and affiliates as participating employers in the Plan;

WHEREAS, effective August 1, 2014, the Chief Executive Officer of the Company delegated the authority to the Chief Human Resources Officer of the Company to exclude any acquired subsidiary as a participating employer in the Plan;

WHEREAS, the Chief Human Resources Officer of the Company previously excluded Wm. Bolthouse Farms, Inc., Garden Fresh Gourmet, LLC, and Garden Fresh Gourmet Foods, Inc. as participating employers in the Plan, so that these entities would not be included in the definition of “Company” under Article II, Section 2.2 of the Plan;

WHEREAS, the Chief Human Resources Officer desires to include Wm. Bolthouse Farms, Inc., Garden Fresh Gourmet, LLC, and Garden Fresh Gourmet Foods, Inc. as participating employers in the Plan, so that each entity shall hereafter be included in the definition of “Company” under Article II, Section 2.2 of the Plan;

WHEREAS, pursuant to the delegation of the Chief Executive Officer of the Company under Article X, Section 10.1 of the Plan, the Chief Human Resources Officer of the Company reserves the right to amend, modify, suspend, or terminate the Plan in any respect, at any time, and without notice; provided, however, that such amendment authority shall be limited to amendments that do not increase the benefits available under the Plan or substantially change the form of benefits provided under the Plan, unless otherwise required by law; and

WHEREAS, the Chief Human Resources Officer also desires to amend the Plan to reflect the new total compensation structure.

NOW, THEREFORE, BE IT:

RESOLVED, effective January 1, 2017, Wm. Bolthouse Farms, Inc., Garden Fresh Gourmet, LLC, and Garden Fresh Gourmet Foods, Inc. are hereafter deemed participating employers in the Plan and each entity is hereafter included in the definition of “Company” under Article II, Section 2.2 of the Plan; and

RESOLVED, effective January 1, 2017, Article V, Section 5.1(b) of the Plan is amended to read, in its entirety, as follows:

(b)    Exempt Salaried Employee. Effective January 1, 2017, severance payments for an eligible exempt Salaried Employee shall be determined on the basis of the Salaried Employee’s grade level on the date of employment termination as set forth below; provided, however, that no exempt Salaried Employee shall receive more than the maximum total amount of severance pay applicable to his or her grade level regardless of the number of his or her Years of Service.

Grade Level	Severance Formula	Maximum Total
F-I	4 weeks of pay, plus one week for each Year of Service through 15 Years of Service and two weeks for each Year of Service in excess of 15 Years of Service	52 weeks
E	8 weeks of pay, plus one week for each Year of Service through 15 Years of Service and two weeks for each Year of Service in excess of 15 Years of Service	52 weeks
C-D	16 weeks of pay, plus one week for each Year of Service through 15 Years of Service and two weeks for each Year of Service in excess of 15 Years of Service	52 weeks
B	52 weeks of pay, plus one week for each Year of Service through 15 Years of Service and two weeks for each Year of Service in excess of 15 Years of Service	78 weeks
A	104 weeks	104 weeks

RESOLVED, effective January 1, 2017, Article V, Section 5.1(c) of the Plan is amended to read, in its entirety, as follows:

(c)    Grandfathered Benefits. Notwithstanding the foregoing and any provision of the Plan to the contrary, for any severance-eligible separation which starts on a date prior to August 1, 2018, if the severance payments as set forth above are less than severance payments an individual would have received under the Plan prior to the December 1, 2015 amendment or these changes, the prior severance payment formula based on the prior compensation structure shall apply.

RESOLVED, effective January 1, 2017, Article V, Section 5.1 shall be amended by the addition of the following subsection 5.1(d) at the end thereof:

(d)    Bolthouse Farms and Garden Fresh Gourmet Employee. Notwithstanding the foregoing and any provision of the Plan to the contrary, severance payments for eligible exempt Salaried Employees of Wm. Bolthouse Farms, Inc., Garden Fresh Gourmet, LLC, and Garden Fresh Gourmet Foods, Inc. who have not yet been designated with an applicable grade level shall be deemed a grade level F on his or her date of employment termination until such applicable grade level designation is made.

IN WITNESS WHEREOF, this instrument has been executed on March 20, 2017.

Chief Human Resources Officer

By: /s/ Robert W. Morrissey
Robert W. Morrissey